EXHIBIT 5.1

September 23, 2022

Innovative Solutions and Support, Inc. 720 Pennsylvania Drive Exton, Pennsylvania 19341

Re:	REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

We have acted as counsel to Innovative Solutions and Support, Inc., a Pennsylvania corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-3 (the “Registration Statement”), filed today with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of shares, up to an aggregate amount not to exceed $100,000,000 (the “Securities”) of common stock, par value $0.001 per share (the “Common Stock”).

This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) under Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Securities as set forth below.

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for rendering the opinion set forth below, including the following documents:

(i)	the Registration Statement (including the prospectus contained therein);

(ii)	the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws (collectively, the “Organizational Documents”), each of which is incorporated by reference as an exhibit to the Annual Report on Form 10 K for the fiscal year ended September 30, 2021 that the Company filed with the Commission on December 22, 2021;

(iii)	the Securities; and

(iv)	the resolutions of the Board of Directors of the Company (the “Board”), relating to, among other things, the authorization and approval of the preparation and filing of the Registration Statement dated September 23, 2022 (the “Resolutions”).

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us and the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Company). We have further assumed that there has been no oral modification of, or amendment or supplement (including any express or implied waiver, however arising) to, any of the agreements, documents or instruments used by us to form the basis of the opinion expressed below.

The opinions set forth above are subject to the following additional assumptions:

(a)	The Board and/or appropriate officers of the Company shall have duly (x) established the terms of issuance and sale of the Securities and (y) authorized and taken any other necessary corporate or other action to approve the issuance and sale of the Securities and related matters;

(b)	The Resolutions shall not have been rescinded and shall be unchanged at all times during which the Securities are offered, sold or issued by the Company and such Resolutions shall comply in all respects with the requirements of the Pennsylvania Business Corporation Law;

(c)	The Organizational Documents shall not have been amended after the date hereof in a manner that would affect the validity of any of the opinions rendered herein;

(d)	The Company shall be duly organized, validly existing and in good standing with, and otherwise compliant with all applicable requirements of, the Secretary of State of the Commonwealth of Pennsylvania;

(e)	Upon issuance of any of the Securities, the total number of shares of Common Stock issued and outstanding shall not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Organizational Documents;

(f)	The Registration Statement and any amendment thereto (including any post-effective amendment) will have become effective under the Securities Act, and such effectiveness will not have been terminated, suspended or rescinded;

(g)	A supplement to the prospectus contained in the Registration Statement shall have been prepared and filed with the Commission establishing the terms of the sale and issuance of the Securities offered thereby and will comply with all applicable laws and rules and regulations;

(h)	The Securities offered pursuant to the Registration Statement will be issued and sold (i) in compliance with all applicable federal and state securities laws, rules and regulations and solely in the manner provided in the Registration Statement or any supplement to the prospectus contained in the Registration Statement and (ii) only upon payment of the consideration fixed therefor in accordance with the terms and conditions of any applicable definitive purchase, underwriting or similar agreement relating to the particular offering, including any amendment or supplement thereto (each a “Purchase Agreement”), and there will not have occurred any change in law or fact affecting the validity of any of the opinions rendered herein with respect thereto;

(i)	A Purchase Agreement and any other applicable agreement relating to the particular offering will comply with the requirements of applicable law, will not contain any provision inconsistent with the Organizational Documents and will have been duly authorized and validly executed and delivered by the Company and each of the other parties thereto;

(j)	In the case of any Purchase Agreement pursuant to which any Securities offered pursuant to the Registration Statement are to be issued, including any amendment or supplement to any of the foregoing, there will be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein;

(k)	The issuance, sale and delivery of the Securities pursuant to the Registration Statement, and any consideration to be received for any such issuance, sale and delivery, (i) will comply with, and will not violate, (A) the Organizational Documents or the Resolutions or (B) any applicable law, rule or regulation; (ii) will not result in a default under or breach of any agreement or instrument binding upon the Company; (iii) will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, or to which the issuance, sale and delivery of such Common Stock or the incurrence and performance of such obligations may be subject; (iv) will not violate any applicable public policy or be subject to any defense in law or equity; and (v) will be at least equal to the aggregate par value of the Securities so issued; and

(l)	That no person shall have been accorded preemptive rights to purchase Securities whether pursuant to applicable law, the Organizational Documents or by contract.

To the extent that the obligations of the Company under any Purchase Agreement pursuant to which any Securities offered pursuant to the Registration Statement are to be issued or governed, including any amendment or supplement thereto, may be dependent upon such matters, we assume for purposes of this opinion letter that (i) each party to any such agreement other than the Company will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each such other party will be duly qualified to engage in the activities contemplated thereby; (ii) each such agreement and the applicable Common Stock will have been duly authorized, executed and delivered by each such other party and will constitute the valid and binding obligations of each such other party, enforceable against each such other party in accordance with their terms; (iii) each such other party will be in compliance, with respect to acting in any capacity contemplated by any such agreement, with all applicable laws and regulations; and (iv) each such other party will have the requisite organizational and legal power and authority to perform its obligations under each such agreement.

On the basis of the foregoing and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion, as of the date hereof, that, when all necessary corporate action of the Company has been taken to approve an issuance of Securities, and certificates representing the Securities have been duly executed, countersigned, registered and delivered (or non-certificated Securities shall have been properly issued), in accordance with the applicable Purchase Agreement approved by the Board of Directors of the Company, upon payment of the consideration therefor (which consideration shall not be less than the par value of the Common Stock) provided for in such Purchase Agreement, as applicable, such Securities will be validly issued, fully paid, and nonassessable

The opinion expressed herein is limited to the Pennsylvania Business Corporation Law of the Commonwealth of Pennsylvania. We are members of the bar of the Commonwealth of Pennsylvania. We express no opinion concerning the laws of any other jurisdiction, and we express no opinion concerning any state securities or “blue sky” laws, rules or regulations, or any federal, state, local or foreign laws, rules or regulations relating to the offer and/or sale of the Securities. The opinions expressed herein are based upon the law as in effect and the documentation and facts known to us on the date hereof.

This opinion letter has been prepared for your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein, under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP